UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

NEW RELIC, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Project Crewline Pre-recorded All-Employee Message

Speaker: Bill Staples

Introduction

•

Hello everyone and thank you for listening to this important message. We’ve been navigating a bold, transformative journey together over the past few years, and the announcement we’ll be making tomorrow morning, Monday July 31st, is another important step forward.

•

I don’t want there to be any delay in between the announcement we’re making and Relics around the world hearing directly from me, so I’ve recorded this video to share with you simultaneously with the press release.

•	Our board has agreed to have New Relic acquired by two of the world’s most experienced and successful technology investors, Francisco Partners and TPG, for $87.00 per share in cash.

•

While this news may feel somewhat unexpected to some, this decision moves our company another step forward in achieving our vision. In this video I’ll share with you more about what we’re announcing and why, the companies who are acquiring us, and what this means for you and our customers.

•

Please also review the FAQ on Nerdlife and send any additional questions to transactionquestions@newrelic.com. Over the coming weeks, we’ll be collecting your top questions into a single FAQ document that will be linked in the #all-hands-qa channel so that every Relic can stay up to date as questions come in. In addition, we’ve enabled our VP+ team so that they can host team meetings throughout the week to help address your questions.

What Was Announced & Why Now

•

This is not only a significant milestone for our company, but a testament to the hard work and commitment of each and every Relic since the Company’s founding 15 years ago – especially the transformative work of the past few years, which has revitalized our business performance, laying a foundation for the coming decade.

•

Over the past 3 years we have been driving a massive transformation which helped us overcome declining paid customer counts, declining YOY revenue growth and other challenges. For the past few years now we’ve been delivering world class innovation every quarter, increasing our total paid customers using New Relic, delivering re-accelerated revenue growth, and reaching record levels of profitability all of which demonstrate our focus on creating value for customers and shareholders. In fact, the Enterprise Value of New Relic has nearly tripled in the past three years from its early COVID lows. I’m so proud of what we’ve accomplished and I believe it is just the beginning of a long and successful period for New Relic.

•

So why is now the right time for New Relic to agree to be acquired? As we shared at our analyst day and at our July 11th Global All-Hands, we are now in the final chapter of that bold transformation, which coupled with the current economic climate, makes the coming 4-6 quarters some of the most challenging yet. By agreeing to this transaction we have the increased investment and agility to complete some of the hardest customer migrations and navigate the uncertain economic climate in a private context.

•

I’ve worked in technology for a few decades and I’ve seen many acquisitions of all types, and even led several acquisitions during my time at Microsoft, Adobe and here at New Relic. Many successful companies have gone through one, and sometimes several changes in ownership structure over their lifetime. Even Dynatrace, one of our competitors, went from public to private and is now public again and thriving well. This underscores an important truth: there isn’t one path for success as a company and I believe that for this moment in New Relic’s journey, this is the right step for us to take.

•

You may also be wondering why we did not communicate about this sooner, especially given the rumors of a possible transaction in prior quarters and years. Being authentic and accountable are core to who we are as a company and to who I am as a leader. Transactions of this magnitude are not common, and a lot of things had to come together to make this opportunity possible. Our primary strategy has always been to run a strong, independent company and complete our transformation on our own unless we could find a sponsor who had the ability and strategic alignment to accelerate our vision. With Francisco Partners and TPG it is clear we have found just that. Until this point, we had to balance transparency with our responsibilities as a public company, which dictate when and how we communicate about material events like the announcement we are making today.

•	To help you see a little more about the opportunity ahead, let me share a little bit about Francisco Partners and TPG and why I believe this path is right for New Relic.

Who Are Francisco Partners and TPG?

•

Francisco Partners and TPG have reached out to us proactively, several times, to solicit a strategic conversation on how to help New Relic complete our transformation and setup for the coming decade of growth. Their interest in New Relic is founded on the value we’ve created as a company and their ability to help us realize our full potential. Both companies have strong track records of partnering with and helping to grow companies in the technology sector. Their portfolios include other game-changing companies like LastPass, Eventbrite, My Fitness Pal, and McAfee.

•	They have deep experience building lasting products and platforms with other companies, and are committed to helping us build a stronger company.

•

They recognize our hard-earned success, as well as the challenges in completing the migration of our subscription customers to consumption amidst a challenging economic climate. It’s clear that they have a deep appreciation for our people, products and future growth opportunities and want to support us through the transition.

•

As a Board, it was our fiduciary duty to initiate a comprehensive process to explore this alternative strategic path and after a thorough review, our board agreed that now is the right time to enter this transaction as we believe it is in the best interest of our company and shareholders as we navigate the final chapter of our transition.

•

Joining forces with Francisco Partners and TPG will provide us with necessary resources and flexibility to accelerate our long-term strategy and continue delivering market-leading innovation for our customers around the world.

•	I’m so proud of what we’ve accomplished as a team, and couldn’t be more enthusiastic about the opportunities ahead for our Company and for all of us.

What This Means for Relics / Next Steps

•	At its core, this transaction is about continuing to build on our momentum and creating an even stronger business as we look forward.

•	Please keep in mind that today’s announcement is just the first step.

•	Until the close of the transaction, which is expected to occur in late 2023 or early 2024, we will continue to operate as a publicly traded, independent company.

•	Once the transaction closes, New Relic will become a private company and our stock will no longer trade on the public market.

•	While we’ll be changing ownership, today’s announcement does change our focus or who we are as a Company. Our strategic and key initiatives currently underway remain the same.

•	Our strategy, committed roadmaps, and initiatives around the company are still our focus and we are relying on you to continue serving our customers as you always have.

Headcount

•	Francisco Partners and TPG have been clear that they are excited to partner with our talented team, and are as focused as we are on investing in and growing our business.

•	Following our restructuring from a few weeks ago, we are confident that we have the right team in place to help us achieve our goals and we expect to continue to hire for open roles.

RSUs

•

When it comes to RSUs, employees who are shareholders of New Relic will receive $87.00 in cash for each share of New Relic stock they own, including equity grants that have vested and not yet been sold, following closing of the transaction.

•

Until close, we remain a public company, and equity that has been granted but is currently unvested will continue to vest on its normal vesting schedule. We expect to close the transaction in late 2023 or early 2024.

•	We will share additional details on your unvested equity as we near completion of the transaction.

Comp & Benefits

•	Regarding compensation and benefits, we will operate under our current compensation and benefit programs until the transaction closes.

•

When the transaction closes, and we no longer have publicly traded stock, we expect that our compensation programs will be adjusted. We will share additional information as we near the completion of the transaction.

•

What will not change is that our employees are the core of our business and success. We will remain committed to offering competitive compensation and benefits packages in line with and often above market rates.

•

For those of you in talent acquisition or who are hiring, a comms package will be distributed to help you address questions from candidates. We are still driving forward with approved open reqs and will continue hiring the best talent for those open roles. If you’re a manager with a new hire that hasn’t started, please connect with your TA partner and we’ll provide you with talking points to use in reaching out to your new hire.

•	We are committed to keeping you informed to the extent there are any changes to any of our policies or programs.

Customers

•	It’s imperative to note that this change in ownership does not change our commitments to our customers.

•

To assure our customers of this fact, we have built a comprehensive plan to enable our customer facing teams with pre-approved messaging, internal escalation paths, and a publicly available blog I posted this morning.

•

Executive sponsors at our largest sales-led customers will receive an email from me by noon PT. We have also supplied account teams with a pre-approved email to share as a follow-up once this communication goes out.

•	For all other sales-led and non-profit customers, account teams will be enabled with messaging to contact customers directly.

•	Teams supporting self-serve customers will be provided with an enablement kit to respond to any customer’s questions or concerns.

•	While we expect customers to share our excitement, please escalate any issues, to the extent there is anything to Mark, Ishan or myself.

•	It is important to remember that today is only day one, and we will work through additional details as we get closer to completion of the transaction.

Conclusion

•	Thank you, as always, for your hard work and dedication to our Company and to our customers.

•

Please review the FAQ on Nerdlife and add any additional questions by emailing transactionquestions@newrelic.com. Remember that given the significance of this transaction and regulatory oversight, rather than answer questions inline on slack as we normally do, we’ll be summarizing all questions and answers we receive in the coming days into this Nerdlife FAQ so you have one place to get all the latest information. Thank you and see you around!

Important Information and Where to Find It

This communication is being made in respect of the proposed transaction involving New Relic, FP and TPG. A special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed transaction. New Relic expects to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in connection with the proposed merger. The definitive proxy statement will be sent or given to the stockholders of New Relic and will contain important information about the proposed transaction and related matters. INVESTORS OF NEW RELIC ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov and at New Relic’s website at ir.newrelic.com/financial-information.

Participants in the Solicitation

New Relic and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of New Relic’s stockholders in connection with the proposed merger will be set forth in New Relic’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

Forward-Looking Statements

Statements in this communication contain “forward-looking statements” within the meaning of federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on New Relic’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by New Relic, FP and TPG, all of which are subject to change. Such statements generally include words such as “may,” “will,” “should,” “would,” “might,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, estimates and projections. The forward-looking statements in this communication include statements regarding the transaction and the ability to consummate the transaction. Forward-looking statements speak only as of the date they are made, and New Relic undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of New Relic’s business and other conditions to the completion of the transaction; (ii) conditions to the closing of the transaction may not be satisfied; (iii) the transaction may involve unexpected costs, liabilities or delays; (iv) the outcome of any legal proceedings related to the transaction; (v) the failure by FP and TPG to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; (vi) New Relic’s ability to implement its business strategy; (vii) significant transaction costs associated with the proposed transaction; (viii) potential litigation relating to the proposed transaction; (ix) the risk that disruptions from the proposed transaction will harm New Relic’s business, including current plans and operations; (x) the ability of New Relic to retain and hire key personnel; (xi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xii) legislative, regulatory and economic developments affecting New Relic’s business; (xiii) general economic and market developments and conditions; (xiv) the evolving legal, regulatory and tax regimes under which New Relic operates; (xv) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect New Relic’s financial performance; (xvi) restrictions during the pendency of the proposed transaction that may impact New Relic’s ability to pursue certain business opportunities or strategic transactions; and (xvii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as New Relic’s response to any of the aforementioned factors. While the list of factors presented here is considered representative, such list should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on New Relic’s financial condition, results of operations, or liquidity. New Relic does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.